January 7, 1999

Mr. C.W. Gilluly
Chairman
Hadron, Inc.
4900 Seminary Road, Ste.  800
Alexandria, VA  22311

INVESTMENT BANKING AGREEMENT

Dear Mr. Gilluly:

     Following our recent conversations, you have requested that Boles Knop & Company, L.L.C. ("BK") submit to you the terms and conditions ("AGREEMENT"), under which BK is to exclusively provide corporate finance and investment banking services. Specifically, our assignment is to assist and otherwise arrange for Hadron Inc., and its assigns ("HADRON") to secure capital to finance the growth of the company, develop and implement a merger and acquisition program, and perhaps to sell or merge the company when growth objectives have been achieved.

1. Engagement: Effective upon the execution of this Agreement and except as noted below, HADRON engages BK for the term of this Agreement as HADRON's sole and exclusive agent for the purpose of:

A. Arranging financings and consummating acquisitions which include the following services:

(1)  Providing financial advisory services to HADRON;
(2) arranging for additional capital facilities as may be required by HADRON;
(3) identifying, contacting and pursuing acquisition opportunities for HADRON;
(4) conducting relevant due diligence and providing valuation guidelines on acquisition targets;
(5) assisting in the negotiation of financing and acquisition transactions;
(6) assisting in the coordination of closing documentation; and
(7) otherwise using its best efforts to assist HADRON in executing its acquisition and financing strategy.

"Exclusivity" for acquisitions and financings shall apply to acquisitions and financings where the total consideration is in excess of $5 million. Below that amount, HADRON may elect to use the services of BK but will not be obligated to pay any compensation to BK unless BK services are used. "Exclusivity" also does not apply to financings by Century National Bank.


B. If and when growth objectives have been achieved during the term of this Agreement, and HADRON decides to be acquired, arranging for the sale or merger of HADRON which includes the following services:

(1) provide a general business and financial analysis of HADRON, including transaction feasibility analysis, and if HADRON requests, a valuation of HADRON;
(2) assist in the preparation of a descriptive memorandum concerning HADRON, which memorandum shall not be made available to or used in discussions with prospective acquirers until both it and its use for the purpose have been approved by HADRON;
(3) develop, update and review with HADRON on an on-going basis a list of parties which might be interested in acquiring HADRON ("List") and only contact parties on the List as approved by HADRON;
and
(4) consult with and advise HADRON concerning opportunities for the sale of HADRON which have been identified by BK or others and, if so requested by HADRON, participate on HADRON's behalf in negotiations for such sale.

2. Compensation: As compensation for the services rendered by BK hereunder, HADRON shall pay BK as follows:

(A) Engagement fee of 150,000 shares of HADRON common stock with 75,000 shares to be issued on the effective date of this Agreement and the balance to be issued on the date the first closing of any transaction covered by this Agreement occurs. The price per share for the balance of the 150,000 shares shall be at the same price per share as the initial 75,000 shares.

(B) Completion Fees for Acquisitions:

(1) Completion Fees equal to three and one half percent (3.5%) of the consideration paid by HADRON to the shareholders of an acquisition target identified by HADRON (in accordance with the definition of "Consideration" in paragraph 2(D) (3) below).

(2) Completion Fees equal to four and one half percent (4.5%) of the consideration paid by HADRON to the shareholders of an acquisition target identified by BK to HADRON (in accordance with the definition of
"Consideration" in paragraph 2(D) (3)
below).

(C) Completion Fees for Financings:

(1) A fee of five percent (5%) of equity and asset financings with such equity and asset financings being defined as the net proceeds to HADRON from the sale of common stock, preferred stock, or other equity instruments including convertible into equity and the assumption of HADRON debt and/or the sale of assets, technology and/or business of HADRON by way of a merger or consolidation of the business of HADRON into another entity.

(2) A fee of four percent (4%) of all
subordinated debt financings with such
subordinated debt financings being defined as the total face amount of non-convertible into equity credit facilities, guarantees or any debt instruments subordinated, or capable of being subordinated, to any secured or unsecured creditors of HADRON.

(3) A fee of two percent (2%) of all senior debt and non-subordinated debt financings with such senior debt and non-subordinated debt financings being defined as the total face amount of credit facilities, guarantees or debt instruments not subordinated to any secured or unsecured creditors of HADRON.

(4)  Financing Other:  In the event that a
financing includes instruments or
arrangements not contemplated herein, then BK and HADRON agree to negotiate in good faith the amount of Completion Fees due BK under those circumstances as and when they arise but only to the extent that BK has arranged for such financing consistent with its duties and obligations hereunder.

(5) Secondary Public Offering (SPO): Upon the successful completion of an SPO with a securities institution or underwriter which was introduced, arranged or facilitated by BK, HADRON shall pay to BK certain Completion
Fees as follows:

A fee of 2.5% of the net cash proceeds to HADRON pursuant to the SPO. In the event that BK receives any compensation from the lead or managing underwriters of an SPO, then such amount will be credited to fees owned by HADRON.

(6) Warrants to Participate (only applicable to equity financings):

HADRON shall issue to BK no cost detachable warrants to purchase 10% of the same securities purchased by investors participating in the financing at a price equal to the price per share (or equivalent security) paid by an investor participating in such financing. If not exercised within a sixty-month period following the closing of a financing, the warrants shall expire.

(7) Overall fees paid to BK for one acquisition that involves arranging financing for said transaction will not exceed eight percent
(8%).


(D) Completion Fees for the sale or merger of HADRON:

(1) A fee of five percent (5%) of the total consideration involved in such a sale or merger.

(2) A "sale" of HADRON shall mean any
transaction or series or combination of
transactions, other than in the ordinary course of business, and other than an SPO, whereby directly or indirectly, control of or a majority interest in HADRON or substantially all of its assets, is transferred for consideration, including, without limitation, a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture or partnership, or any similar transaction.

(3) "Consideration" shall mean the gross value of all cash, securities and other property paid directly or indirectly, by an acquirer to HADRON or any shareholder(s) of HADRON for the sale of assets or sale of stock of HADRON and excludes consideration paid for employment, consulting and other similar fees. The value of any such securities
(whether debt or equity), or other property shall be determined as follows: (i) the value of securities that are freely tradable in an established public market will be determined on the basis of the closing market price on the last trading day prior to the public announcement of such sale; and (ii) the value of securities that are not freely tradable or have no established public market, and the value of consideration that consists of other property, shall be the fair market value thereof. If the consideration to be paid is computed in any foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such consideration is paid.

(E) Completion Fees shall be due and payable upon closing of any financing or sale concluded by
HADRON:  (i) during the term of this AGREEMENT, or
(ii) within twelve (12) months of the date of the termination of this AGREEMENT, with any institution, individual or other party identified in writing by BK to HADRON and with whom HADRON has authorized discussions. Any such Completion
Fees may be taken by BK in an equivalent number of shares of stock in HADRON, if mutually agreed to.

3. HADRON may refuse to discuss or negotiate a financing, acquisition, or sale of HADRON with any party for any reason whatsoever and may terminate negotiations with any party at any time.

4. Expenses: Upon the receipt of invoices, BK shall promptly be reimbursed for all out of pocket expenses incurred by BK in connection with its duties hereunder.
BK will not incur any single item of expense in excess of $500 or total aggregate expenses in excess of $5,000 without prior approval.

5. Term: This AGREEMENT shall commence on the date hereof and shall have an initial term of twelve (12) months.
Thereafter, this AGREEMENT will continue in force unless terminated by either party by the provision of thirty days prior written notice from one to other of such termination. However, after the expiration of four (4) months from execution of this Agreement, HADRON may upon 60 days written notice, terminate this Agreement if it is dissatisfied with the performance of BK. Upon termination, all liabilities and continuing obligations of each party to the other shall cease with the exception of those provisions covering compensation due BK and the treatment of each party's confidential information.

6. Indemnification: HADRON shall indemnify BK and hold it harmless against any and all losses, claims, damages, judgements, or liabilities to which BK may become subject arising in any manner out of or in connection with the rendering of services by BK hereunder, unless such losses, claims, damages or liabilities resulted from the negligence or willful misconduct of BK.

7. Information: HADRON shall provide all financial, promotional, market and other relevant information requested by BK and BK may rely without independent verification on all such information furnished by HADRON. However, in the event that BK requests independent verification of any information provided by HADRON, HADRON shall use its best efforts to provide and otherwise assist BK in procuring such independent verification. All non-public confidential information provided by HADRON will be treated as confidential by BK provided that HADRON advised BK of the confidential nature of such information; and pursuant thereto, BK will not disclose such information to any third party without first receiving written authorization from HADRON to make such disclosure.

8. Advertisement: HADRON agrees that BK has the right following the closing of a sale of HADRON to place advertisements in financial and other newspapers and journals at its own expense describing its services to HADRON hereunder, provided that BK will submit a copy of any such advertisements to HADRON for its approval, which approval shall not be unreasonably withheld.

9. Governance and Arbitration: This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia. However, either party shall have the right to require that any dispute hereunder be submitted to binding arbitration in accordance with the rules of the American Arbitration Association then pertaining at the time of such dispute or such other venue of alternative resolution as HADRON and BK may mutually agree.


10. Counterparts: This Agreement may be executed in two counterparts, and both such counterparts shall constitute one and the same instrument. If the above conforms to your understanding, kindly confirm your acceptance and agreement by signing and returning a copy of this AGREEMENT to the undersigned.

	Sincerely,
	/S/ J. RICHARD KNOP
	J. Richard Knop
	Partner


AGREED & ACCEPTED BY:
HADRON CORPORATION.

By:  /S/ C.W. GILLULY
     Mr. C.W. Gilluly
     Chairman